                                                                  EXHIBIT 10.56


                           MASTER PURCHASE AGREEMENT

     This Master Purchase Agreement (as it may be amended and/or restated from time to time, this "Agreement") is made as of the 22nd day of December, 1998 by and between NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (herein the "Buyer") and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation (herein the "Seller").

                                   RECITALS:

     A. Seller individually and through affiliated companies develops, constructs and operates assisted living facilities (the "Projects") throughout the United States.

     B. Buyer has agreed to provide to Seller up to $100,000,000.00 for sale/leaseback transactions relating to certain of the Projects, which transactions are to close between the date of this Agreement and December 31, 1999, subject to the terms, provisions and conditions of this Agreement.

     C. Seller and Buyer are entering into this Agreement to set forth the terms and conditions under which Seller (or Seller's affiliated companies) will sell and Buyer will purchase certain of the Projects to be leased to Seller.

     D. Seller and Buyer may have multiple closings under this Agreement through December 31, 1999.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                  ARTICLE I

     1.1 Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

     "Accounts Receivable" means all accounts receivable, including, without limitation, all accounts receivable, loans receivable, any other receivables of Seller with respect to the Facilities as determined in accordance with GAAP.

     "Adjustment Date" means 11:59 p.m. on the date immediately prior to the Closing Date.

     "Agreement" means this Master Purchase Agreement, together with the Exhibits attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

     "Approvals" has the meaning set forth in Article IV hereof.

     "Closing" has the meaning set forth in Section 3.1 hereof.

     "Closing Date" has the meaning set forth in Section 3.1 hereof.

     "Closing Documents" has the meaning set forth in Section 3.1 hereof.

     "Contracts" means collectively those agreements (other than the Operating Leases and Operating Permits) under which Seller conducts the business of the Facilities.

     "Environmental Assessments" has the meaning set forth in Section 7.3 hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Loss" means any loss or taking by condemnation, damage, destruction or otherwise of or to any of the Purchased Assets.

     "Facilities" and "Facility" have the meanings set forth in Section 2.3 hereof.

     "Facility Leases" means collectively the leases of the Facilities executed by an authorized representative of Buyer as landlord and an authorized representative of Seller as tenant, as they may be amended from time to time in accordance with the terms thereof, which Facility Leases shall be executed from time to time simultaneously with the Closing Documents relating to the same Facilities on one or more of the Closing Dates and shall be in a form reasonably acceptable to Buyer, Seller and their respective counsel.

     "Financial Statements" means the financial statements of the Facility described in Section 5.6 hereof.

     "GAAP" means generally accepted accounting principles consistently applied (but for financial information prepared by Seller's management, such information will not include footnotes required by GAAP).

     "Hazardous Material" has the meaning set forth in Section 5.5(j) hereof.

     "Indemnified Party" has the meaning set forth in Section 11.3(a) hereof.

     "Indemnifying Party" has the meaning set forth in Section 11.3(a) hereof.

     "Inspection Period" means the period set forth in Section 8.1(d) hereof.

     "Inspection Reports" means the reports issued by governmental regulatory bodies regarding the Facilities' compliance with regulations applicable thereto.

     "Inventory" means the operating supply of consumable supplies, including drugs, medicines, materials and other supplies used in connection with the operation of the Facilities.

     "Limited Warranty Deeds" means collectively the limited warranty deeds by which the Real Property is conveyed by Seller to Buyer by Facility, which deeds are in the form of Exhibit A attached hereto and incorporated herein by this reference.

     "Operating Leases" means collectively those leases of Personal Property used for the operations of any of the Facilities.

     "Operating Permits" means collectively those instruments issued by appropriate governmental bodies that authorize Seller to engage in the activities listed in such instruments.

     "Permitted Exceptions" has the meaning set forth in Section 7.1 hereof.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, securities exchange, government or any agency or political subdivision thereof or any other form of entity.

     "Personal Property" with respect to a specific Facility means all machinery, equipment (but not including computers, peripherals and other computer hardware), furniture, fixtures, furnishings, linens, parts, Inventory and other items of tangible personal property owned by Seller that are necessary for the operation and/or maintenance of that Facility at the expiration or earlier termination of the Facility Lease. All other personal property owned by Seller at such time shall be excluded from the definition of "Personal Property."

     "Purchased Assets" means all of Seller's right, title and interest in and to the Real Property and, to be effective only at the expiration, in and to the following: (a) the Contracts, (b) the Inventory, (c) the Personal Property, (d) the Operating Leases, (e) the Resident Agreements, (f) the Records, and (g) to the extent (and only to the extent) permitted by applicable law or regulations, the Operating Permits, but excluding the Retained Assets.

     "Purchase Price" has the meaning set forth in Section 3.4 hereof.

     "Real Property" means the tracts or parcels of real property more particularly described on Exhibit B attached hereto and incorporated herein by this reference, and all buildings, improvements and fixtures thereon, including without limitation the Facilities, together with all strips and gores, rights of way, easements, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street adjoining any portion of the Real Property.

     "Records" means with respect to any specific Facility files and records, including correspondence with Residents and suppliers, books of account, employment records, Resident files, records pertaining to supplies, advertising records, files and literature and other written materials of that Facility, but subject to all patient confidentiality requirements.

     "Resident" means a Person occupying a Unit pursuant to a Resident
Agreement.

     "Resident Agreements" means with respect to any specific Facility collectively all written and oral leases, occupancy agreements and other agreements granting any Person the right to occupy certain portions of the Real Property where that Facility is located existing at the termination of the Facility Lease for that Facility.

     "Retained Assets" means collectively those assets used by Seller in the operation and/or maintenance of the Facilities, which assets are retained by Seller and listed by Facility with specificity on Exhibit C attached hereto and incorporated herein by this reference.

     "Retained Liabilities" means collectively all of the obligations and liabilities of Seller.

     "Seller's Closing Certificate" means the certificate of Seller in the form of Exhibit D attached hereto and incorporated herein by this reference.

     "Seller's Opinion of Counsel" means the opinion of Seller's counsel in the form of Exhibit E attached hereto and incorporated herein by this reference.

     "Subtenant" means with respect to any Facility, the affiliate of Seller which will sublease that Facility from Seller.

     "Surveys" has the meaning set forth in Section 7.2 hereof.

     "Title Company" means Chicago Title Insurance Company, National Business
Unit,                                           , Atlanta, Georgia          .
      ------------------------------------------                  ----------

     "Title Policies" has the meaning set forth in Section 7.1(a) hereof.

     "Transfer Date" means the date Seller's rights to continue possession of the Facilities is terminated, whether upon the expiration of the Facility Leases or otherwise.

     "Unit" means the licensed residential units at the Facilities.

                                 ARTICLE II

     2.1 Commitment Amount. Buyer will provide up to $100,000,000.00 to purchase certain Projects from Seller for leaseback to Seller subject to the terms and provision of this Agreement. The $100,000,000.00 amount shall include the purchase price of the Facilities (as hereinafter defined) and such transaction costs as Seller and Buyer may agree to be paid out of the $100,000,000.00 Commitment. The Commitment is subject to being reduced if not used by Seller as set forth in Section 2.2 hereof.

     2.2 Reduction in Commitment Amount. To the extent that the amount of the commitment funds used for closings under this Agreement through the end of the calendar quarters shown below are less than the minimum aggregate amounts shown below, the remaining unused commitment amount shall be reduced by the amount of such short fall.

                               Minimum amount of
                              Aggregate Closings to
Time Period                     avoid reduction
-----------                   ---------------------
December , 1998 through
 March 31, 1999                  $25,000,000.00
December , 1998 through
 June 30, 1999                   $50,000,000.00
December , 1998 through
 September 30, 1999              $75,000,000.00

     The reduction in the commitment as determined above is the cumulative reduction.

     2.3 Approval of Projects. Seller shall designate from time to time specific Projects for Buyer's review and inspection and shall propose a purchase price for such Project. Seller shall provide to Buyer plans and specifications for construction, pro forma projections for each Project and such other financial, marketing and feasibility information relating to such Project, the Seller or the proposed Subtenant for that Project as Buyer shall reasonably request. Buyer shall have the right to accept or reject any Project for purchase under this Agreement and the proposed purchase price for that Project. Those Projects which Buyer agrees to purchase hereunder are referred to as the "Facilities" and each a "Facility". Buyer and Seller shall from time to time prepare a schedule of the Facilities and the purchase price for such Facility. If Buyer has closed its purchase hereunder of any Facility, Buyer shall have no right to rescind or reverse that action at a later time based upon any default by Buyer or Seller relating to other Facilities. Buyer and Seller acknowledge and agree that notwithstanding anything set forth in this Agreement to the contrary, a Facility or Facilities shall not be deemed to be subject to this Agreement unless and until the conveyance thereof and simultaneous leaseback actually closes.

     2.4 Multiple Closings. Buyer shall purchase the Facilities from Seller in one or more closings but not later than December 31, 1999.

     2.5 Governing Agreement. The closing or closings of the Facilities shall be subject to the terms, conditions and provisions of this Agreement.

     2.6 Rate on Facility Leases. For Facilities conveyed to Buyer under this Agreement and closed by April 16, 1999, the rate used to determine the Base Rate under the Facility Lease for any such Facility shall be 9.5% per annum. For Facilities conveyed to Buyer under this Agreement after April 16, 1999, the Base Rent on the Facility Leases for those Facilities shall be calculated at such rate as may be mutually agreed upon by Buyer and Seller.

     2.7 Term of Facility Leases. The Facility Leases shall have an Initial Term which expires December 31, 2012. The Facility Leases will grant to the Tenant thereunder three renewal options of ten years each.

                                 ARTICLE III

                               PURCHASE AND SALE

     3.1 Closing. The closing of the purchase and sale of the Purchased Assets relating to any specific Facility as described in this Agreement (each a "Closing") shall be at such time and place and on such dates as may from time to time be agreed upon by Buyer and Seller (the "Closing Date"); provided, however, that each Closing Date shall be on or before thirty (30) days after the expiration of the Inspection Period for any group of Facilities. This Agreement and such other agreements or instruments as may be reasonably necessary to consummate the transaction contemplated hereby with respect to any specific Facility shall be collectively referred to as the "Closing Documents."

     3.2 Purchase, Sale and Lease. On the Closing Date and pursuant to all of the terms and subject to all of the conditions of this Agreement, including but not limited to Section 3.3 below, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase the Purchased Assets relating to the Facilities then being sold subject only to the Permitted Exceptions. No sale or other transfer of the Retained Assets shall occur. Simultaneously with the Closing, Buyer, as landlord, and Seller, as tenant, shall enter into the Facility Leases.

     3.3 Seller's Continuing Interest in Certain Purchased Assets. The sale and transfer to Buyer of the Contracts, the Inventory, the Personal Property, the Operating Leases, the Resident Agreements, the Records, and the Operating Permits is the sale of a future interest to become effective only upon the expiration or termination of the Facility Lease. Seller shall retain at the Closing Date all rights of ownership to the Purchased Assets except the Real Property until the expiration or termination of the Facility Lease.

     3.4 Payment on Closing. At the Closing, Buyer shall pay Seller the amount set forth from time to time in a Schedule 3.4 to be prepared and signed by Seller and Buyer (the "Purchase Price") for the Facilities listed thereon either by (i) certified check drawn upon, or cashier's check of, a national bank (or other banking institution as Seller may approve in writing) or (ii) wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller, subject to any adjustments and prorations provided for in this Agreement. The Purchase Price shall be allocated entirely to the Real Property.

     3.5 Closing Date Deliveries. On the Closing Date, the Closing for those Facilities being sold shall take place as follows:

         (a) Seller's Obligations. Seller shall deliver or cause to be delivered to Buyer properly executed and dated as of the Closing Date:

               (i) Limited Warranty Deeds for the Facilities being conveyed at that Closing;

               (ii)   Seller's Closing Certificate;

               (iii)  Seller's Opinion of Counsel;

               (iv) evidence that any notice that is required to be delivered to the appropriate licensing and/or regulatory agency of any federal, state or local government in connection with the sale of the Facilities to Buyer has been given;

               (v) all notices, agreements and/or consents, if any, that are required to be given to or obtained from the appropriate licensing and/or regulatory agency of any federal, state or local government in connection with the sale of the Facilities to Buyer including without limitation any Approvals;

               (vi) if required by law, notice addressed to each Resident and other tenant at the Facilities informing them of the sale of the Facilities to Buyer as of the Closing Date and directing such Resident and tenant to make all future payments under such Resident's and tenant's lease to the Tenant in accordance with the terms of the Facility Leases;

               (vii) owner's affidavits, as may be required by the Title Company, executed and sworn to by an authorized representative of Seller together with such other statements and instruments as may be required by the Title Company insuring title to the Real Property in order for the Title Company to issue the Title Policies subject only to the applicable Permitted Exceptions;

               (viii) possession and occupancy of the Real Property (subject to the rights of Seller as tenant under the Facility Leases);

               (ix) a written statement of an authorized representative of Seller dated as of the Closing Date reaffirming that all representations and warranties of Seller made in this Agreement are true and correct in all material respects;

               (x) payment, satisfaction and discharge of any and all outstanding liens, mortgages, security interest and other encumbrances securing the payment of any indebtedness affecting any of the Purchased Assets;

               (xi) a certification complying with the requirements of Sections 1445 of the Internal Revenue Code of 1986, as amended, by Seller that Seller is not a foreign person within meaning of such section;

               (xii) evidence reasonably satisfactory to Buyer and the Title Company insuring title to the Real Property that Seller has a requisite authority to perform its obligations under this Agreement and the parties executing the Closing Documents on behalf of Seller are incumbent and duly authorized to execute such closing documentation on behalf of Seller;

               (xiii) the Facility Leases;

               (xiv) all other documents reasonably necessary or appropriate to complete the transaction contemplated by this Agreement, including without limitation the documents provided for in Article IX hereof.

          (b) Buyer's Obligations. Buyer shall deliver or cause to be delivered to Seller properly executed and dated as of the Closing Date:

               (i)    the Purchase Price for those Facilities;

               (ii)   the Facility Leases; and

               (iii) all other documents reasonably necessary or appropriate to complete the transaction contemplated by this Agreement.

     3.6 Prorations and Adjustments.

          (a) Other. All real property taxes and assessments, all personal property taxes and assessments, all utility charges, wages, and other costs and charges relating to the Facilities whether accruing before the Closing Date or after shall be paid by Seller. All income from

     Seller's operation of the Facilities whether accruing for periods prior to or after the Closing Date shall be retained by Seller.

          (b) Use of Escrow. Seller and Buyer agree that the Closing shall be effected through the escrow closing services of Chicago Title Insurance Company, Atlanta, Georgia, Attention Chris Valentine. Buyer and Seller shall provide an instruction letter to Chicago Title Insurance Company for the Closing.

     3.7 Costs and Attorney's Fees. Seller shall pay all legal fees, costs and expenses of Seller relating to the negotiation and preparation of this Agreement, any of the Closing Documents and the costs and expenses described in
Section 7.7.

     3.8 Sale and Use Taxes. All federal, state, local and other transfer or sales and use taxes applicable to, imposed upon or arising out of the transfer to Buyer of the Purchased Assets as contemplated by this Agreement shall be paid by Seller.

                                 ARTICLE IV

                           GOVERNMENTAL APPROVALS

     It is specifically understood and agreed by Seller and Buyer that the Closing shall be in all respects subject to Buyer's ascertaining to Buyer's reasonable satisfaction that all applications and procedures, if any, necessary to obtain approvals (collectively the "Approvals") from all necessary government agencies in connection with the sale of the Purchased Assets from Seller to Buyer have been properly executed and filed by Buyer and such other entities, as necessary.

                                  ARTICLE V

                   REPRESENTATION AND WARRANTIES OF SELLER

     Seller, for itself, and on behalf of any wholly owned subsidiary or other affiliate of Seller holding title to any of the Facilities that Seller now or hereafter designates under Section 2.3 and which is accepted by Buyer, hereby represents and warrants the following:

     5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the power to own, lease and operate its properties and to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted. Complete and correct copies of Seller's Articles of Incorporation and Bylaws in effect on the date hereof have been provided to Buyer.

     5.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Closing Documents required hereby to be executed and delivered by Seller are within the corporate power of Seller and have been duly authorized by all necessary corporate action by Seller. All Persons executing this Agreement on behalf of Seller and to execute the other Closing Documents on behalf of Seller are incumbent in the offices that such officers purport to hold.

The performance of this Agreement is, and of the other Closing Documents will be, when executed and delivered to Buyer, the valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable relief.

     5.3 Absence of Conflicting Agreements. Except as set forth in Exhibit 5.3 attached hereto and incorporated herein by this reference, neither the execution, delivery or performance of this Agreement by Seller nor the consummation of the sale and purchase of the Purchased Assets or any other transaction contemplated by this Agreement by Seller, does or will, after the giving of notice, or the lapse of time, or otherwise:

          (a) conflict with, result in a breach of, or constitute a default under any Contract, Operating Lease, Resident Agreement or other agreement, arrangement, commitment or plan to which Seller is party or by which Seller is bound that relates to the ownership and/or operation of any Purchased Asset;

          (b) result in the creation of any mortgage, pledge, lien, claim, charge or encumbrance upon any of the Purchased Assets;

          (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform any Contract, Operating Lease, Resident Agreement or other agreement, arrangement, commitment or plan to which Seller is a party that relates to the ownership and/or operation of any Purchased Asset;

          (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any Contract, Operating Lease, Resident Agreement or other agreement, arrangement, commitment or plan to which Seller is a party that relates to the ownership and/or operation of any Purchased Asset; or

          (e)  require the consent of any other Person.

     5.4 Title to Purchased Assets; Liens and Encumbrances. Seller owns good and marketable title to all of the Purchased Assets free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions except as otherwise permitted by the Facility Leases.

     5.5 Real Property. (a) The Real Property listed by Facility on Exhibit B hereto includes all the Real Property used or usable in the operation of the Facilities. Except as set forth on Exhibit 5.5(a) attached hereto and incorporated herein by this reference, there are no liens, covenants, restrictions or encumbrances on or against the Real Property or Seller's interest therein;

          (b) Seller has not received written notice of any default or breach by Seller under any covenants, conditions, restrictions, rights-of-way or easements affecting the Real Property or any portion thereof, and to Seller's knowledge, no such default or breach now exists, nor has any event occurred that, with the giving of notice, the passage to time, or both, would constitute such a breach or default;

          (c) Seller has not received notice nor has any knowledge that either the whole or any portion of the Real Property, including access thereto or any easement benefiting the Real Property, is subject to temporary requisition of use by any governmental authority or has been condemned or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Real Property or any portion thereof;

          (d) Seller has not received any written notices from any insurance company of any defects of inadequacies in the Real Property or any part thereof that would adversely affect the insurability of the Real Property or the premiums for the insurance thereof. Seller has not received any written notice requesting the performance of any repairs, alterations or other work with which compliance has not been made from (i) any insurance company that has issued a policy with respect to any portion of the Real Property, (ii) any board of fire underwriters (or other body exercising similar functions) or (iii) any other governmental body or agency;

          (e) Except for Residents occupying the Facilities pursuant to the Resident Agreements, there are no parties in possession of any portion of the Real Property other than Seller and any subtenant;

          (f) Except as may be shown on any survey provided to Buyer, Seller has no knowledge that any portion of the Real Property is within any areas determined to be flood prone under the Federal Flood Protection Act of 1973;

          (g) The parcels constituting Real Property are respectively presently zoned as set out on Exhibit 5.5(g) which zoning classification permits the uses shown on Exhibit 5.5(g). To Seller's knowledge no zoning, building, fire, air pollution or other federal, state or municipal law, ordinance, regulation or restriction currently applicable to the Real Property is, or as of the Closing Date will be, violated by the continued maintenance, operation and/or use of the Real Property or any tract or portion thereof or interest therein in its present manner;

          (h) To Seller's knowledge neither the sewage nor any waste water systems, life safety systems, nor the heating or air conditioning equipment, incinerators, or other burning devices located on the Real Property violate, or as of the Closing Date will violate, any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements;

          (i) The Real Property may be used and occupied for long term care, assisted living, dementia care and related purposes and Seller knows of no laws that prohibit the occupancy of any of the Real Property by a long term care and an assisted living facility; other than the conditions or stipulations imposed as a part of the land use or zoning approvals, which conditions and stipulations remain as public records on file in the offices of the applicable authority, there are no commitments or agreements with any governmental authorities or agencies affecting the Real Property of which Seller is aware that have not been disclosed in writing to Buyer; all necessary licenses, certificates of occupancy and permits have been obtained and are in full force and effect; and the improvements located on the Real Property or the use thereof do not constitute non-conforming or disallowed uses under any applicable law, ordinance or regulation;

          (j) To Seller's knowledge and in reliance upon the environmental assessment reports provided to Buyer (the "Environmental Reports"), neither Seller, any Resident of the Facilities nor the Real Property is in violation of any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Real Property, or any adjacent properties, including, without limitation, soil and ground water conditions. The Real Property is not now, nor to the best knowledge of Seller has the Real Property ever been, used for the generation, storage or disposal of, on, under or about the Real Property of any Hazardous Materials except as may be allowed by applicable governmental laws, rules and regulations governing the use of Hazardous Materials at the Real Property. There is not now, nor to the best knowledge of Seller and based on the information set forth in the Environmental Reports has there been in the past, a release or threatened release of Hazardous Materials from the Real Property (or, to the knowledge of Seller, any adjacent property) into the environment. Seller has not received, nor has knowledge that any prior owner has received, written notice from any federal, state, county or municipal authority as to the existence of Hazardous Materials or other environmental problems at, or relating to, the Real Property. For purposes hereof, "Hazardous Materials" shall include those materials regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, U.S.C. 9016, et seq., Superfund Amendment and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq., The Resource Conservation and Recovery Act, U.S.C. 6901, et seq., Occupational Safety and Health Act of 1970, the Toxic Substance Control Act, the Solid Waste Disposal Act, the Clear Air Act, the Clean Water Act, and the regulations promulgated pursuant to the above laws and in any comparable state, county and city laws or ordinances and regulations. Seller hereby indemnifies, defends by counsel reasonably acceptable to Buyer and holds harmless Buyer from and against any and all claims, suits, causes of action, costs, expenses, damages, fees, penalties and other liabilities, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage and disposal of Hazardous Materials on the Real Property, including without limitation, the cost of any required or necessary repair, clean-up or other detoxification and the presentation of any closure or other required plans, whether such action is attributable directly or indirectly to the use, generation, storage or disposal of Hazardous Materials on the Real Property during the period of ownership of the Real Property by Seller or otherwise and except where such matter arises out of the negligence or willful misconduct of Buyer. Seller's obligations pursuant to the foregoing indemnity shall survive the Closing;

          (k) Seller has no knowledge of, nor has Seller received written notice from any Resident of any Facility of, any defects in the structure, roofs, mechanical, plumbing, electrical, heating, ventilating or air conditioning systems on the Real Property; and

          (l) All utilities, including without limitation, power, gas, electricity, sewer, water and telephone, enter the Real Property upon and are operated through valid public or private easements and rights-of-way and all excess surface water runoff or drainage from the Real Property flows or runs off the Real Property through valid public or private easements and rights-of-way; all installation, connection and hook up charges for such utilities have been paid in full; all permits and approvals for use of such utilities have been obtained from all governmental agencies or authorities or other entities regulating the use thereof; and there is sufficient water, sewer, gas and electricity available to the Real Property to properly service the intended use thereof.

     5.6 Financial Statements etc. The financial statements of Seller previously provided to Buyer have been prepared in accordance with GAAP and present fairly the financial condition of Seller as of the dates indicated and the results of their operation for the periods stated therein. The information regarding the Facilities provided to Buyer pursuant to Section 2.3 remains true and correct as of the date of closing.

     5.7 No Changes. Except as disclosed in Exhibit 5.7 attached hereto and incorporated herein by this reference or in the Financial Statements, there has been no:

          (a) transaction by Seller with respect to the Facilities except in the ordinary course of business as conducted as of the date of this Agreement;

          (b) material adverse change in the financial condition, liabilities, assets or business of the Facilities;

          (c) to Seller's knowledge, default under any indebtedness of Seller related to or affecting the Facilities or any event that with the lapse of time or the giving of notice, or both, would constitute such a default;

          (d) amendment or termination of any Contract, Operating Lease, Operating Permit, Resident Agreement or other agreement to which Seller is a party and related to the Facilities, except in the ordinary course of business; or

          (e) any other event or condition of any character that, to Seller's knowledge, has or might reasonably have a material adverse effect on Seller and/or the Purchased Assets.

     5.8 No Litigation, Compliance with Laws. Except as set forth in Exhibit 5.8 attached hereto and incorporated herein by this reference,

          (a) there is no judgment, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body, authority or bankruptcy court, pending or to Seller's knowledge threatened, to which Seller is a party or to which Seller or the Purchased Assets are subject and would have a material adverse effect on Seller and/or the Purchased Assets. There is no investigation of which Seller has been made aware by any commission, agency or other administrative or regulatory body or authority pending or threatened that is concerned with the operations, business or affairs of Seller that, if adversely determined would have a material adverse effect on Seller; and

          (b) the business and affairs of the Facilities have been carried on by Seller in material compliance with all applicable federal, foreign, state and local laws, statutes, ordinances, rules and regulations, and any applicable court or administrative order.

     5.9 Taxes. Seller has properly filed all federal, state and local income and other tax returns and reports that are required to be filed by it with respect to each Facility with any governmental authority. Each such return and report is true and correct in all material respects and all taxes, fees and other governmental charges that are due have been paid or appropriate extensions have been applied for. Seller shall furnish to Buyer, upon request, copies of all such returns and reports, or such portion thereof as pertain to the Purchased Assets.

     5.10 Inventory. Seller will retain all Inventory and continue to use the same in its operation of the Facilities under the Facility Leases.

     5.11 Insurance. Seller has in full force and effect liability and casualty insurance insuring the business, properties and assets of the Purchased Assets as described by Facility in Exhibit 5.11 attached hereto and incorporated herein by this reference. There have been in force since the acquisition of the Facilities by Seller policies of insurance protecting the Purchased Assets against all such losses and claims evidenced on Exhibit 5.11 hereof, and there have been no gaps or lapses in such insurance coverage for such period.

     5.12 No Brokers. Neither this Agreement nor the sale and purchase of the Purchased Assets or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of or representing Seller as broker, finder, investment banker, financial advisor or in any similar capacity.

     5.13 Representations as of the Closing Date. Seller's representations and warranties set forth in this Agreement shall be true and correct on the date of this Agreement and as of each Closing Date, as though such representations and warranties were made on and as of such time.

     5.14 Disclosure. No statement of fact by Seller contained in this Agreement and no written statement of fact furnished or to be furnished by Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                 ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1 Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Maryland and by the Closing Date will be duly qualified to do business in the states in which the Facilities are located. Buyer has full corporate power to purchase the Purchased Assets pursuant to this Agreement and Buyer has the power to own, lease and operate its properties and to carry on its business in the places where such properties are now owned, leased or operated and where such businesses are now conducted.

     6.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Closing Documents required hereby to be executed and delivered by Buyer are within the corporate power of Buyer and have been duly authorized by all necessary corporate action by Buyer. All Persons executing this Agreement on behalf of Buyer and to execute the other Closing Documents on behalf of Buyer are incumbent in the offices that such officers purport to hold. This Agreement is, and the other Closing Documents will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles that may limit the right to obtain equitable relief.

     6.3 No Brokers. Neither this Agreement nor the sale and purchase of the Purchased Assets or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of or representing Buyer as broker, finder, investment banker, financial advisor or in any similar capacity.

                                 ARTICLE VII

                                DUE DILIGENCE

     7.1 Title. (a) For the purposes of this Agreement, "good and marketable fee simple title" shall mean fee simple ownership that is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the applicable Permitted Exceptions, and (ii) insurable by the Title Company at the then current standard rates under the standard form of ALTA owner's policy of title insurance (ALTA Form B or equivalent), with the standard printed exceptions therein deleted, without exception other than for the applicable Permitted Exceptions and containing such coverages and endorsements as shall be reasonably required by Buyer's counsel (collectively the "Title Policies"). For the purposes of this Agreement, the term "Permitted Exceptions" shall mean: (A) current taxes not yet delinquent; (B) the rights of Residents under Resident Agreements;, and (C) such other matters not objected to in writing by Buyer during the Inspection Period.

     Buyer acknowledges and agrees that in each instance hereunder where Seller represents and warrants or otherwise states that Seller's title to the Real Property is "good and marketable fee simple title" that Seller is relying upon the title insurance issued to Seller upon its purchase of the Real Property. Seller is not acting as a title insuror with respect to the Real Property.

          (b) During the Inspection Period, Buyer shall obtain a title insurance commitment from the Title Company, examine title to the Real Property, and give Seller written notice of objections that render Seller's title to the Real Property less than good and marketable fee simple title. Thereafter, Buyer shall have until the Closing Date in which to reexamine title to the Real Property and in which to give Seller written notice of any additional objections for matters not existing during the Inspection Period and disclosed by such reexamination. Seller shall have until the Closing Date in which to attempt to satisfy all objections specified in Buyer's initial notice of title objections, and until the Closing Date in which to satisfy the additional objections specified in the subsequent notice by Buyer of title objections first disclosed during the re-examination provided for in the second sentence of this Section 7.1(b). If Seller fails to satisfy any such objections, then, at the option of Buyer, Buyer may:

               (i) accept the Real Property with such defects and Buyer may satisfy and discharge any lien, mortgage, or other security interest encumbering the Real Property and deduct such payment therefor from the Purchase Price; or

               (ii) postpone Closing for thirty (30) days, or such longer period as Buyer may designate, during which time Seller shall attempt to correct the defects or objections, and if not then corrected, Buyer may elect to act under Section 7.1(b)(i) hereof or Section 7.1(b)(iii) hereof; or

               (iii) elect to terminate this Agreement by notice to Seller and thereupon, except as otherwise noted herein, Buyer and Seller shall be released and relieved of all further rights, liabilities and obligations hereunder, except if such defect results from an act of Seller after the date hereof, then Seller shall be in default hereunder and Buyer shall have Buyer's rights and remedies under
          Article XIII hereof.

     7.2 Surveys. During the Inspection Period, Seller shall have the Seller's existing as-built surveys of the Real Property recertified to Buyer by surveyors registered and licensed in the State where the Facilities are located, as applicable (collectively the "Surveys"). The Surveys shall depict such information as Buyer shall reasonably require. If requested by Buyer, the Surveys shall be used as the basis for the preparation of a legal descriptions to be included in the Limited Warranty Deeds to be delivered by Seller to Buyer at Closing.

     7.3 Environmental Assessments. During the Inspection Period, Seller shall have provided to Buyer the Phase I environmental site assessments of the Real Property previously prepared for Seller (collectively the "Environmental Assessments"). The Environmental Assessments shall contain such information as Buyer shall reasonably require.

     7.4 UCC Searches. During the Inspection Period, Buyer shall obtain with regard to the Purchased Assets a UCC search certificate from such jurisdictions as shall reasonably be determined by Buyer, and Seller shall deliver or cause to be delivered any UCC-3 termination statements or other similar statements required to deliver title to the Purchased Assets to Buyer subject only to the Permitted Exceptions.

     7.5 Financial Information, Pro Forma Statements. During the Inspection Period, Seller shall provide to Buyer such additional financial information, pro forma projections and the like regarding the Seller, the Facilities and the Tenant(s) as Buyer may reasonably request. It is a condition to Buyer's obligation to purchase any Facility that Buyer is satisfied with the financial prospects of Seller and the Facilities.

     7.6 Working Capital. During the Inspection Period, Buyer shall determine what amount of working capital is needed for the operation and start up costs of any specific Facility. Buyer shall designate for each Facility the amount of working capital required by Buyer as a condition to purchasing that Facility and how that working capital is to be provided by the Tenant or Seller. For the Facilities conveyed in December 1998, Seller will execute a Working Capital Reserve Agreement and deposit $ for working capital as listed in Schedule 3.4 hereto.

     7.7 Expenses. Seller shall pay all costs, fees and charges incurred in connection with the Closing Documents and any items required under the Closing Documents, including any expenses incurred under Section 7.1, Section 7.2,
Section 7.3, Section 7.4 and Section 7.5 hereof together with all transfer and conveyance taxes, if any, relating to the transfer of the Purchased Assets. Seller agrees to pay on demand all out-of-pocket costs and expenses of Buyer (including the reasonable fees and out-of-pocket expenses of counsel for Buyer and of local counsel, if any, whom Buyer's counsel may retain) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Closing Documents, even in the event the subject transaction fails to close. Upon the occurrence of a default by Seller under this Agreement, Seller shall pay all out-of-pocket costs and expenses (including attorney's fees and legal expenses) incurred by Buyer in connection with the enforcement of this Agreement and the other Closing Documents. Seller, upon request, promptly will reimburse Buyer for all amounts expended, advanced or incurred by Buyer to satisfy any obligation of Seller under this Agreement or any other Closing Document which Seller has failed to perform within a reasonable period following written notice from Buyer, or to enforce the rights of Buyer under this Agreement or any other Closing Document, which amounts will include all court costs, reasonable attorney's fees, fees of auditors and accountants, and investigation expenses incurred by Buyer in connection with any such matters. The provisions of this Section 7.8 shall survive the termination, cancellation, rescission or closing of this Agreement.

                                ARTICLES VIII

                      CERTAIN MATTERS PENDING THE CLOSING

    From and after the date of this Agreement and until the Closing Date:

    8.1 Access and Inspection Period.

          (a) Upon reasonable advance notice, Buyer and its authorized agents, officers and representatives shall have access to the Purchased Assets to conduct such examinations and investigations of the business of Seller and the Purchased Assets as Buyer deems necessary, provided that such examinations shall not unreasonably interfere with the operations and activities of the Facilities.

          (b) In addition to the information set forth on the Exhibits attached hereto, within five (5) days following the date hereof, Seller shall deliver to Buyer the following documents and items, which shall be true and correct in all material respects at the time such documents and items shall be delivered:

              (i) Copies of the bills for 1998 Ad Valorem Taxes for the Real Property;

              (ii)    A copy of Seller's existing title insurance policies;

              (iii) Copies of all existing surveys of the Real Property in Seller's possession;

               (iv) Copies of the form of Resident Agreements used for the Facilities and copies of all Operating Permits;

               (v) Copies of the plans and specifications for the improvements located on the Real Property in Seller's possession;

               (vi) Copies of all maintenance records, if any, for the period of Seller's ownership and, to the extent in Seller's possession or control, but not limited to, all records with respect to all maintenance, repair or replacement regarding the roof on any improvements on the Real Property, the parking lots and drainage, mechanical systems or other repair or improvements regarding the Real Property;

               (vii) Copies of certificates of occupancy for the improvements located on the Real Property;

               (viii) Current letters from appropriate governmental authority setting forth the type of zoning of the Real Property and a copy of the ordinance describing the permitted uses, setbacks and other conditions of such zoning;

               (ix) Copies of all existing studies and reports in Seller's possession relating to asbestos and hazardous materials, substances and toxins performed at or relating to the Real Property; and

               (x) Copies of any reports, letters or other documentation received by Seller during its period of ownership from any governmental authority, insurance company, engineer or other Person requiring or recommending any repairs or work be done to the Real Property.

          (c) In addition, Seller agrees to promptly provide to Buyer on a continuing basis through the Closing Date information with respect to any changes or additions or corrections to the information and/or documents delivered to Buyer in connection with this Agreement or the Exhibits attached hereto. For the purposes of this Agreement, Buyer shall be deemed only to have received all such information, documents and Exhibits upon the date that all such information, documents and/or Exhibits shall be delivered to Buyer and Seller shall have sent to Buyer a written notice pursuant to Section 14.5 hereof, which notice shall certify that all the information, documents and Exhibits required by this Agreement have been delivered to Buyer.

          (d) Buyer shall have ten (10) days from the later of: (i) the date hereof, or (ii) the date of receipt of all of the documents and items set forth in Section 8.1(b) hereof with respect to specific Facilities, in which to review the Exhibits and other documents and items required to be delivered hereby, and to determine, in Buyer's sole discretion, whether to proceed with the transaction contemplated herein (the "Inspection Period"). If Buyer, in its sole discretion, is not satisfied with the transaction contemplated by this Agreement for any reason, Buyer shall send a notice to Seller on or before the expiration of the Inspection Period rejecting that specific Facility and if such notice is given, the rejected Facility shall no longer be subject to the provisions of this Agreement.

     8.2 Notice of Adverse Changes. Prior to the Closing Date, Seller shall give Buyer prompt notice of the occurrence of any of the following of which Seller becomes aware:

          (a) an Event of Loss;

          (b) the commencement of any proceeding or litigation at law or in equity or before any commission, agency or administrative or regulatory body of authority that involves any Operating Permit or that could have a material adverse effect on any of the Purchased Assets;

          (c) any organized grievance, strike or dispute materially adversely affecting the business or operation of any of the Facilities;

          (d) any material violation by Seller or any of the Purchased Assets of any federal, state or local law, statute, ordinance, rule or regulation;

          (e) any event that would cause the representations and/or warranties made by Seller herein to be untrue or inaccurate in any material respect.

     8.3 Operations Pending Closing. From the date hereof through the Closing Date, Seller shall:

          (a) operate the Facilities in the ordinary course of business in accordance with good practices and maintain supplies of Inventories at normal levels in accordance with industry practices;

          (b) operate the Facilities in accordance with applicable laws, requirements, rules and regulations;

          (c) maintain the Personal Property in its current condition, wear and tear and ordinary usage excepted, and replace any of the Personal Property that shall be worn out, lost, stolen or destroyed;

          (d) not purchase, sell, lease, mortgage, pledge or otherwise acquire or dispose of any properties or assets relating to or comprising the Purchased Assets, except in the ordinary and regular course of the operation of the Facilities or as otherwise permitted in this Agreement;

          (e) maintain in full force and effect policies of liability and casualty insurance of the same type, character and coverage as the policies currently carried with respect to the business, operations and assets of the Facilities;

          (f) use its best efforts to maintain and preserve the business organization of the Facilities intact, maintain the relationships of the Facilities with their suppliers and Residents.

     8.4 Financial and Other Reports. Upon receipt, Seller promptly will furnish Buyer with a copy of Seller's monthly financial reports for each Facility prepared after the date of this Agreement and all reports filed with governmental entities with respect to each Facility after the date hereof. In addition, Seller will furnish Buyer with copies of any Inspection Reports received by Seller after the date hereof.

     8.5 Publicity. After the date of this Agreement and prior to the Closing Date, except as otherwise required by law, applicable rules and regulations promulgated thereunder or the rules of the National Association of Securities Dealers, Inc., any notices, releases, statements and communications to employees, suppliers, distributors, Residents and customers of Seller and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller.

     8.6 Cooperation. Seller, with Buyer's cooperation, will: (a) secure the consents of third parties necessary for the transfer of the Purchased Assets from Seller to Buyer; and (b) give notices to any governmental authority, and secure the permission, approval, determination, consent or waiver of any governmental authority, required by law in connection with the transfer of the Purchased Assets from Seller to Buyer.

                                 ARTICLE IX

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent.

     9.1 Compliance with Agreement. Seller shall have performed and complied in all respects with all of its obligations under this Agreement, which obligations are to be performed or complied with by it prior to or on the Closing Date.

     9.2 Proceedings and Instruments Satisfactory. All proceedings, corporate and other, to be taken by Seller in connection with the performance of this Agreement and all Closing Documents shall be complete and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     9.3 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties has been made on the Closing Date.

     9.4 No Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the financial condition or results or operation of the Facilities nor any material adverse change in the condition of the Purchased Assets.

     9.5 Deliveries at Closing. Seller shall have delivered or cause to be delivered to Buyer the Closing Documents, each properly executed and dated as of the Closing Date, as required by this Agreement.

     9.6 Approvals and Consent. There shall have been secured such permissions, approvals, determinations, consents and waivers, if any, as may be required by law, regulatory authorities, the Contracts, Operating Leases, Resident Agreements and Operating Permits.

     9.7 Due Diligence. The terms and conditions of Article IV, Article VII and
Article VIII shall have been satisfied in full.

     9.8 Absence of Investigations and Proceedings. Except as may be disclosed in writing to Buyer and accepted by Buyer, there shall be no decree, judgment, order or litigation at law or in equity, arbitration proceedings, or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending which would result in a violation of Section 9.4 above, including any with respect to condemnation, zoning, use or occupancy. Without limiting the generality of the foregoing, no proceeding or formal investigation by any governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceedings shall be pending with such object or to collect damages from Buyer on account thereof. No action or proceeding shall be pending before any governmental body to revoke, refuse to review or to modify in any material respect the Operating Permits.

     9.9 Operating Permits. The Operating Permits shall not have been modified in any way that materially and adversely affects the Facilities or the conduct of the business operations thereof. The Facilities shall be operating in material compliance with all applicable laws, requirements, rules and regulations.

     9.10 No Mortgage or Liens. On the Closing Date and simultaneously with the Closing, the Real Property will be free of any and all liens, mortgages, encumbrances or other claims of any nature whatsoever except for the Permitted Exceptions.

     9.11 Working Capital. The working capital required for each Facility shall have been provided in a form acceptable to Buyer.

     9.12 Failure to Satisfy Conditions Precedent. In the event any or all of the above conditions precedent have not been satisfied on or before the Closing, Buyer shall have the right to exercise Buyer's rights and remedies under
Article XII hereof.

                                  ARTICLE X

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent.

     10.1 Compliance with Agreement. Buyer shall have performed and complied in all respects with all of its obligations under this Agreement, which obligations are to be performed or complied with by it prior to or on the Closing Date.

     10.2 Proceedings and Instruments Satisfactory. All proceedings, corporate and other, to be taken by Buyer in connection with the transactions contemplated by this Agreement and all Closing Documents shall be complete and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller may reasonably request in connection with the transactions contemplated by this Agreement.

     10.3 Representations and Warranties. The representations and warranties by Buyer shall be true and correct as of the Closing Date with the same force and effect as though said representations and warranties have been made on the Closing Date.

     10.4 Deliveries at Closing. Buyer shall have delivered or cause to be delivered to Seller the Closing Documents, each properly executed and dated as of the Closing Date, and Buyer shall have made the payments described in
Section 3.4 hereof, all as required by this Agreement.

     10.5 Failure to Satisfy Conditions Precedent. In the event any or all of the above conditions precedent have not been satisfied on or before the Closing, Seller shall have the right either to (a) waive such condition and proceed to close in accordance with the terms of this Agreement, or (b) exercise Seller's rights and remedies under Article XIII hereof.

                                 ARTICLE XI

                               INDEMNIFICATION

     11.1 Indemnification by Seller.

          (a) If the transactions contemplated herein shall close, Seller shall indemnify and hold harmless Buyer, its successors and assigns and all directors, officers, employees and representatives of each of the foregoing and promptly defend such Persons from and against, and reimburse such Persons for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney's fees and other legal costs and expenses) that such Persons may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Seller at the Closing in accordance with the provisions of this Agreement;

               (ii) any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Seller pursuant to this Agreement;

               (iii) the Retained Liabilities;

               (iv) the operation of the business of the Purchased Assets prior to the Closing Date; or

               (v) any suit, action or other proceeding brought by any governmental authority or Person arising out of, or in any way related to, any of the matters referred to in this Section 11.1.

     11.2 Indemnification by Buyer.

          (a) If the transactions contemplated herein shall close, Buyer (or its successor(s) in title) shall indemnify and hold harmless Seller, its successors and all assigns and all directors, officers, employees and representatives of each of the foregoing and promptly defend such Persons from and against, and reimburse such Persons for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, attorney's fees and other legal costs and expenses) that such Persons may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy of any representations and warranties made by Buyer in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Buyer at the Closing in accordance with the provisions of this Agreement;

               (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Buyer pursuant to this Agreement;

               (iii) any suit, action or other proceeding brought by any governmental authority or Person arising out of, or in any way related to, any of the matters referred to in this Section 11.2.

     11.3 Notification of Claims.

          (a) A party entitled to be indemnified pursuant to Section 11.1 or
     Section 11.2 hereof (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article XI within thirty (30) days after the receipt of written notice thereof from the Indemnified Party.

          (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 11.3(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a claim or demand for which the Indemnifying Party must indemnify or hold harmless the Indemnified Party under Section 11.1 or Section 11.2 hereof, the Indemnifying Party may elect to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall cooperate in the defense of any such claim or demand. The Indemnifying Party shall notify the Indemnified Party in writing within fifteen (15) days after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 11.3(a) of the Indemnifying Party's election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in contesting any third party claim or demand. In the event that the Indemnifying Party shall acknowledge that such claim is one for which the Indemnifying Party must indemnify or hold harmless the Indemnified Party but elects not to defend, the Indemnified Party may, but shall not be obligated to, assume the defense of such claim at the cost and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this Section 11.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such claim, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release from all liability in respect to such claim given by the claimant or the plaintiff to the Indemnified Party.

                                 ARTICLE XII

                                EVENT OF LOSS

     12.1 Event of Loss. Risk of loss resulting from any Event of Loss occurring prior to Closing remains with Seller until Closing. If, prior to the Closing, an Event of Loss occurs, Seller shall so notify Buyer, and Buyer may elect to
(a) cancel this Agreement, in which event all parties shall be relieved and released of and from any further duties, obligations, rights or liabilities hereunder except as otherwise provided for herein, or (b) Buyer may declare this Agreement to remain in full force and effect and the purchase contemplated herein, subject to such damage, shall be closed in accordance with the terms of this Agreement, and at the Closing, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards and insurance proceeds or claims that have been or that may thereafter be made for such Event of Loss, plus the amount of any insurance deductible attributable thereto, if any.

                                ARTICLE XIII

                             RIGHTS AND REMEDIES

     13.1 Seller's Remedies. With respect to those Facilities designated by Seller under Section 2.3 and approved by Buyer, if Buyer breaches this Agreement or any of the provisions herein, or if any representation or warranty made by Buyer in this Agreement is untrue, false or incorrect, or if Buyer shall not have performed Buyer's obligations herein set forth, then Seller may terminate this Agreement with no liability on the part of any party to any other party except as otherwise set forth in this Agreement and may seek such damages and other remedies as are allowed under applicable law.

     13.2 Buyer's Remedies. With respect to those Facilities designated by Seller under Section 2.3 and approved by Buyer, if Seller breaches this Agreement or any of the provisions herein, or if any representation or warranty made by Seller in this Agreement is untrue, false or incorrect, or if Seller shall not have performed Seller's obligations herein set forth, then Buyer shall be entitled to:

          (a) close the transaction contemplated by this Agreement, thereby waiving such breach, default or failure, provided, however, Buyer may cure any breach, default or failure that is susceptible to cure by the payment of money and deduct from the Purchase Price all sums so paid by Buyer, together with all costs and expenses incurred by of Buyer in affecting such cure;

          (b) postpone the Closing hereunder for thirty (30) days, or such longer period of time as Buyer may designate during which time any such breach, default or failure shall be cured by Seller and if not then cured, Buyer may elect to act under Section 11.2(a) hereof or Section 11.2(c) hereof; or

          (c) seek all of Buyer's rights and remedies at law or equity including, but not limited to, specific performance of this Agreement and of Seller's obligations, duties and covenants hereunder or termination of this Agreement and recovery of all of Buyer's damages, including all attorney's fees and court costs. The termination of this Agreement shall have no effect upon Facilities previously conveyed to Buyer under this Agreement.

                                 ARTICLE XIV

                               FACILITY LEASE

     For each Facility purchased by Buyer under this Agreement, Buyer shall simultaneously enter into a Facility Lease for such Facility with Seller pursuant to a Lease in substantially the form attached hereto as Exhibit F.

                                 ARTICLE XV

                                MISCELLANEOUS

     15.1 Further Assurances. From time to time after the Closing Date, upon the reasonable request of Buyer, Seller shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as Buyer may reasonably request in order to more effectively perfect the sale, assignment, conveyance and transfer, and to record title to any of the Purchased Assets. Seller agrees to cooperate with Buyer in all reasonable respects to assure to Buyer the continued title to and possession of the Purchased Assets in the condition and manner contemplated by this Agreement.

     15.2 Survival. The obligations to indemnify contained in Article X hereof and elsewhere in this Agreement, the agreements contained herein and the representations and warranties made in this Agreement or made pursuant hereto shall (a) survive the Closing and the consummation of the transactions contemplated by this Agreement (except as otherwise provided herein), (b) survive any independent investigation by Buyer or Seller (except as otherwise provided herein), (c) survive any dissolution, merger or consolidation of Buyer or Seller, and (d) bind the legal representatives, assigns and successors of Buyer and Seller.

     15.3 Entire Agreement, Amendment. This Agreement and the Closing Documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

     15.4. Confidentiality.

          (a) Buyer agrees that prior to the Closing Buyer, its agents, representatives and assignees shall not use for its or their own benefit (except when required by law and for use in connection with Buyer's investigation of the Purchased Assets in connection with this Agreement) and shall hold in strict confidence and not disclose (i) any data or information relating to Seller, its affiliates or the Purchased Assets obtained from Seller or any of its directors, officers, employees, agents or representatives in connection with this Agreement, or (ii) any data and/or information relating to the business, customers, financial statements, conditions and/or operations of the Purchased Assets that is confidential in nature and not generally known to the public (collectively the "Seller's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, Buyer shall return to Seller all data, information and any other written material obtained by Buyer from Seller in connection with the transactions contemplated by this Agreement and any copies, summaries or extracts thereof, and except as noted herein, shall refrain from disclosing any of Seller's Information to any third party or using any of Seller's Information for its own benefit or that of any other Person.

          (b) Seller agrees that prior to the Closing Seller, its agents and representatives shall not use for their own benefit (except when required by law and for use in connection with their respective investigations and reviews of Buyer in connection with this Agreement) and shall hold in strict confidence and not disclose (i) any data or information relating to Buyer or its affiliates obtained from Buyer or any of its directors, officers, employees, agents or representatives or assignees in connection with this Agreement, or (ii) any data and/or information relating to the business, customers, financial statements, conditions and/or operations of Buyer that is confidential in nature and not generally known to the public (collectively the "Buyer's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, Seller shall return to Buyer all data, information and any other written material obtained by Seller from Buyer in connection with the transactions contemplated by this Agreement and any copies, summaries or extracts thereof, and except as noted herein, shall refrain from disclosing any of Buyer's Information to any third party or using any of the Buyer's Information for its own benefit or that of any other Person.

          (c) Buyer agrees not to communicate with employees of Seller without the consent of Seller; provided, however, upon reasonable advance notice and in the presence of an authorized representative of Seller, Seller shall allow Buyer to conduct such interviews of Seller's employees as are necessary for Buyer to complete transactions contemplated by this Agreement.

     15.5 Notices. All notices shall be in writing and shall be deemed to have been properly given on the earlier of (a) when delivered in person, (b) within three business days of its being deposited in the United States Mail, with adequate postage, and sent by registered or certified mail with return receipt requested, to the appropriate party at the address set out below, or (c) within one business day when deposited with Federal Express, Express Mail or other reputable overnight delivery service for next day delivery, addressed to the appropriate party at the address set out below.

            If to Buyer:     National Health Investors, Inc.
                             100 Vine Street
                             Murfreesboro, Tennessee 37130
                             Attention: Kenneth D. DenBesten
                             Telephone: 615/890-2020
                             Fax:   615/890-0123

                             With copy to (which shall not
                             constitute notice):

                             Farris, Warfield & Kanaday
                             424 Church Street
                             Suite 1800
                             Nashville, Tennessee 37219
                             Attention: Robert N. Buchanan III, Esq.
                             Telephone: 615/782-2220
                             Fax:   615/726-3185

            If to Seller:    Alternative Living Services, Inc.
                             450 Sunnyslope Road, Suite 300
                             Brookfield, Wisconsin  53005
                             Attn: Mark W. Ohlendorf
                             Telephone:  414/789-9565
                             Telecopy No.: 414/789-6182

            with a copy to:  Rogers & Hardin
                             2700 International Tower
                             Peachtree Center
                             229 Peachtree Street, N.E.
                             Atlanta, Georgia  30303-1601
                             Attn: Miriam J. Dent
                             Telephone:  404/420-4608
                             Telecopy No.: 404/525-2224

     Rejection or other refusal by the addressee to accept or the inability of the courier service or the United States Postal Service to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice sent. Any party shall have the right, from time to time, to change the address to which notices to it shall be sent by giving to the other party or parties at least ten (10) days prior written notice of the changed address in the manner provided herein.

     15.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

    15.7 Income Tax Position. Neither Buyer nor Seller shall take a position for income tax purposes that is inconsistent with this Agreement.

    15.8 Severability. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, the remainder of this Agreement or the application of such provision, clause or part under other circumstances shall not be affected thereby.

    15.9 No Reliance. Except for any assignees permitted by Section 13.10 hereof:

          (a) no third party is entitled to rely on any of the representations, warranties and agreements of Buyer and Seller contained in this Agreement; and

          (b) Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.

     15.10 Assignment. Buyer shall have the right at any time to assign this Agreement in whole or in part to any Person. If such an assignment is made, the sale made pursuant to this Agreement shall be consummated in the name of such assignee, which shall succeed to all of the rights, obligations and liabilities of Buyer hereunder, however Buyer shall not thereby be released and relieved of all obligation and liability hereunder.

     15.11 Time of Essence. Time if of the essence in connection with this Agreement.

     15.12 Singular/Plural; Gender. Where the context so requires or permits, the singular form includes the plural, the use of the plural form includes the singular and the use of any gender includes any and all genders. As used herein "Seller" shall mean and refer to Alternative Living Services, Inc., a Delaware corporation and shall also include any wholly owned subsidiaries or other affiliate of Seller holding title to any of the Facilities that Seller now or hereafter designates under Section 2.3 and which Facility is thereafter accepted by Buyer.

     15.13 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Tennessee except to the extent that the laws of the state in which the Real Property is located require such law to govern the enforcement of this Agreement.

     15.14 Jury Trial. SELLER AND BUYER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT OR ANY OF THE OTHER CLOSING DOCUMENTS OR ANY RELATIONSHIP BETWEEN SELLER AND BUYER. SELLER AND BUYER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS SECTION 15.14 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              SELLER:

                              ALTERNATIVE LIVING SERVICES, INC., a
                              Delaware corporation

                              By: /S/ Mark W. Ohlendorf
                                 --------------------------------

                              Print Name:  Mark W Ohlendorf
                                         ------------------------

                              Title: Senior Vice President
                                    -----------------------------

                 [signature page for master purchase agreement.
                          remainder of page is blank]

                              BUYER:

                              NATIONAL HEALTH INVESTORS, INC.,
                              a Maryland corporation

                              By: /s/ Richard F. LaRoche, Jr.
                                 -----------------------------------
                                 Richard F. LaRoche, Jr., Vice
                                 President





                 [signature page for master purchase agreement.
                          remainder of page is blank]